 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2022

Commission file number: 333-260017

SENSASURE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	87-2406468
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

505 Park Ave. 4th Floor, NY, NY	10022
(Address of principal executive offices)	(Zip Code)

(347) 325-4677

(Registrant’s telephone number, including area code)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock with par value $0.01	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

Effective January 14, 2022 the Company received the resignations of Michael Doron, Jesper Ronald Petersen and Anders Olsson as Directors of the Company. Messers Doron, Petersen and Olsson have cited their multiple business interests and their desire to pursue other interests as their reason for resigning.

Neither Mr. Doron, Mr. Petersen nor Mr. Olsson have had nor currently have any disagreement with the Company and its operations or procedures and are departing the Company on excellent terms and have given their encouragement to the Company in its endeavors.

The Company recognizes the contributions of Mr. Doron, Mr. Petersen and Mr. Olsson and has extended thanks to them for their support in moving the company through the process of raising initial capital and the process of the filing of our Registration Statement with the S.E.C.

Each of the resigning directors had been awarded 3,080,000 shares of common stock which were subject to a 5-year vesting. Since only 8.5 months have passed since the grant, the directors will only earn 8.5/60 of the shares and the remainder of the shares are being returned for cancellation. After the cancellations, the company will have a total of 39,775,683 shares of common stock issued and outstanding.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) SENSASURE TECHNOLOGIES, INC.

Date January 18, 2022

By	/s/ JOHN TRAINOR
President and Director

*Print the name and title of the signing officer under such officer’s signature.